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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  September 16, 1997



                           SOCKET COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    001-13810             94-3155066
----------------------------  ------------------------  -------------------
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
     of incorporation)                                  Identification No.)

                               37400 Central Court
                                Newark, CA 94560
                    (Address of principal executive offices)

                                 (510) 744-2700
              (Registrant's telephone number, including area code)


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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On September 16, 1997, Socket Communications, Inc. (the "Registrant") issued Convertible Promissory Notes (the "Notes") in the aggregate amount of $200,000 to FortagsByggarna BV, Fredrik Grunewald, Goran Garberg, Jelka Forvaltning AB, Martin Gemvik, Bona Utilia AB, Cambista AB, Sture Lunden, Peter Lonnqvist (the "Investors"). The Investors are stockholders of Cetronic Aktiebolag [Publ] ("Cetronic") with which the Registrant has entered into a Combination Agreement that provides for the acquisition by the Registrant of all of the outstanding shares of Cetronic by way of exchange offer proceedings under applicable Swedish law (the "Combination"). The Combination is expected to occur in December 1997. The Notes have a maturity date of August 14, 1998, and are convertible into Common Stock of the Registrant at a conversion price of $0.50 per share. The Notes amend and restate convertible promissory notes issued in February 1997 and, therefore, no additional funds were received by the Registrant. In addition, the Registrant granted to the Investors options to make additional investments upon the same terms as the Notes up to an aggregate investment of $500,000 (the "Options") for all such Investors. The Options are immediately exercisable and expire on October 31, 1997. The issuance of the Notes and the Options was made in an offshore transaction pursuant to Regulation S of the Securities Act of 1933, as amended (the "Act"), and therefore was exempt from registration under the Act.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SOCKET COMMUNICATIONS, INC.

Dated: September 23, 1997               By:  /s/ David Dunlap
                                             -----------------------------------
                                             David Dunlap, Vice President of
                                             Finance and Administration, Chief
                                             Financial Officer